Exhibit 99.1

Contacts:	William H. Kurtz	Robin Yim
	Executive Vice President and Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700
FOR IMMEDIATE RELEASE
NOVELLUS SYSTEMS REPORTS FIRST QUARTER RESULTS
SAN JOSE, Calif., April 18, 2007—Novellus Systems, Inc. (NASDAQ: NVLS) today reported net sales and results of operations for its first quarter ended March 31, 2007. Net sales for the first quarter were $397.0 million, down $41.5 million or 9.5 percent from fourth quarter 2006 net sales of $438.5 million, and up $31.1 million or 8.5 percent from first quarter 2006 net sales of $365.9 million. Net income for the first quarter was $53.8 million, or $0.42 per diluted share, up $11.2 million or 26.3 percent from fourth quarter 2006 net income of $42.6 million, and up $29.1 million or 117.6 percent from first quarter 2006 net income of $24.7 million.
The first quarter 2007 results did not include any unusual charges or benefits. Excluding certain unusual charges and benefits, fourth quarter 2006 net income would have been $79.0 million, or $0.63 per diluted share and first quarter 2006 net income would have been $33.5 million, or $0.25 per diluted share. A reconciliation of pro forma operating results to U.S. generally accepted accounting principles (“GAAP”) results is included below.
Bookings in the first quarter were $412.2 million, down 6.7 percent from fourth quarter 2006 bookings of $441.6 million. Shipments of $389.1 million in the first quarter represent a decrease of $1.1 million or 0.3 percent from $390.2 million reported for fourth quarter 2006. Deferred revenue at the end of the first quarter was $89.4 million, a decrease of $10.9 million or 10.9 percent from $100.3 million at the end of the fourth quarter of 2006.
Cash, cash equivalents, restricted cash and short-term investments as of March 31, 2007 were $1.0 billion, essentially unchanged from the fourth quarter 2006.
The financial measures set forth above that present net income excluding certain charges and benefits, revenue on a shipments basis and bookings, are not in accordance with GAAP. We believe that these non-GAAP financial measures provide further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods because they assist shareholder understanding of the effects of certain charges and benefits on the quarter’s results.
“The first quarter results represent another solid quarter of execution,” said Richard S. Hill, Chairman of the Board and CEO. “We remain focused on initiatives to strengthen our product portfolio and improve our customer responsiveness, which will enable us to grow our market share and improve our financial performance.”

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) our belief that the non-GAAP measures will provide shareholders further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods, (ii) our continued progress to improve our bottom line performance resulting from the initiatives we have taken to strengthen our product portfolio and improve customer responsiveness and (iii) our expectation that these activities will enable us to grow our market share, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, the inability of the non-GAAP measures to provide shareholders further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods, the Company’s ability to accurately assess and strengthen the Company’s product portfolio and financial operating model due to market fluctuations and unanticipated economic and industry downturns; the Company’s ability to continue to improve its customer responsiveness; and other risks indicated in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2006 and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.
About Novellus:
Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(In thousands, except per share amounts)	March 31	December 31	April 1
(Unaudited)	2007	2006	2006
Net sales	$396,974	$438,505	$365,906
Cost of sales	202,065	212,985	198,366

Gross profit	194,909	225,520	167,540
%	49.1%	51.4%	45.8%
Operating expenses:
Selling, general and administrative	67,100	68,932	58,482
Research and development	60,400	56,475	63,783
Restructuring and other charges (benefits)	—	(1,894)	12,629
Legal settlement	—	—	3,250

Total operating expenses	127,500	123,513	138,144
%	32.1%	28.2%	37.8%

Income from operations	67,409	102,007	29,396
%	17.0%	23.3%	8.0%
Other income, net	11,107	10,881	6,079

Income before income taxes and cumulative effect of a change in accounting principle	78,516	112,888	35,475
Provision for income taxes	24,733	70,314	11,706

Income before cumulative effect of a change in accounting principle	53,783	42,574	23,769
Cumulative effect of a change in accounting principle, net of tax	—	—	948

Net income	$53,783	$42,574	$24,717

Net income per share:
Basic
Income before cumulative effect of a change in accounting principle	$0.43	$0.35	$0.18
Cumulative effect of a change in accounting principle, net of tax	—	—	0.01

Basic net income per share	$0.43	$0.35	$0.19

Diluted
Income before cumulative effect of a change in accounting principle	$0.42	$0.34	$0.18
Cumulative effect of a change in accounting principle, net of tax	—	—	0.01

Diluted net income per share	$0.42	$0.34	$0.19

Shares used in basic per share calculation	123,979	122,766	131,102

Shares used in diluted per share calculation	127,137	124,447	132,264

NOVELLUS SYSTEMS, INC.
RECONCILIATION OF THE STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN CHARGES AND BENEFITS) (1)

	Three Months Ended
(In thousands, except per share amounts)	March 31	December 31	April 1
(Unaudited)	2007	2006	2006
Net income excluding certain charges and benefits:	$53,783	$78,979	$33,535
Restructuring and other (charges) benefits	—	1,894	(12,629)
Legal settlement	—	—	(3,250)
Cumulative effect of a change in accounting principle	—	—	1,542

Total charges and benefits	—	1,894	(14,337)
Adjustments on provision for income taxes:
Tax effect of the above charges and benefits	—	(720)	5,519
Settlement of IRS audit	—	8,527	—
Tax charge associated with new global business structure	—	(46,106)	—

Net income	$53,783	$42,574	24,717

Net income per diluted share excluding certain charges and benefits	$0.42	$0.63	$0.25
Charges and benefits:
Restructuring and other (charges) benefits	—	0.02	(0.09)
Legal settlement	—	—	(0.02)
Cumulative effect of a change in accounting principle	—	—	0.01
Adjustments on provision for income taxes:
Tax effect of the above charges and benefits	—	(0.01)	0.04
Settlement of IRS audit	—	0.07	—
Tax charge associated with new global business structure	—	(0.37)	—

Net income per diluted share	$0.42	$0.34	$0.19

(1)	The reconciliation of the statements of operations (excluding certain charges and benefits) is intended to present our operating results, excluding certain charges, benefits and related adjustments on provisions for income taxes. The reconciliation of the statements of operations is not in accordance with or an alternative for GAAP and may be different from similar measures by other companies.

NOVELLUS SYSTEMS, INC.
SCHEDULE OF SHARE-BASED COMPENSATION

	Three Months Ended
	March 31	December 31	April 1
(In thousands)	2007	2006	2006
(Unaudited)	(1)	(2)	(3)
Cost of sales	$510	$179	$308
Selling, general and administrative	5,697	5,792	5,439
Research and development	2,895	2,713	3,061

Total share-based compensation expenses	9,102	8,684	8,808
Benefit from income taxes	2,276	2,866	3,391

Net share-based compensation expenses	$6,826	$5,818	$5,417

(1)	Amounts include amortization expense related to stock options of $4.9 million, employee stock purchase plan of $0.6 million and restricted stock awards of $3.6 million.

(2)	Amounts include amortization expense related to stock options of $5.9 million, employee stock purchase plan of $0.6 million and restricted stock awards of $2.2 million.

(3)	Amounts include amortization expense related to stock options of $6.5 million, employee stock purchase plan of $0.6 million and restricted stock awards of $1.7 million.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
(In thousands)	(Unaudited)	*
ASSETS
Current assets:
Cash and short-term investments	$856,547	$853,328
Accounts receivable, net	371,697	310,888
Inventories	234,106	198,571
Deferred taxes and other current assets	140,274	142,506

Total current assets	1,602,624	1,505,293
Property and equipment, net	346,975	364,599
Restricted cash	144,120	143,769
Goodwill	228,576	225,431
Intangible and other assets	122,078	123,400

Total assets	$2,444,373	$2,362,492

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$264,076	$261,659
Deferred profit	46,535	41,351
Income taxes payable	21,757	38,879
Current obligations under lines of credit	20,545	19,480

Total current liabilities	352,913	361,369
Long-term debt	129,842	127,862
Other liabilities	51,208	38,556

Total liabilities	533,963	527,787

Shareholders’ equity:
Common stock	1,423,347	1,393,914
Retained earnings and accumulated other comprehensive income	487,063	440,791

Total shareholders’ equity	1,910,410	1,834,705

Total liabilities and shareholders’ equity	$2,444,373	$2,362,492

*	The December 31, 2006 condensed consolidated balance sheet was derived from our audited consolidated financial statements.